UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2013

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-231-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2013, The St. Joe Company (the “Company”) held its 2013 Annual Meeting of Shareholders. At the 2013 Annual Meeting of Shareholders, the shareholders voted on (i) the election of seven director nominees (Proposal 1), (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year (Proposal 2) and (iii) the approval, on an advisory (non-binding) basis, of the Company’s executive compensation programs and policies as described in the Company’s 2013 Proxy Statement (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the next Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	76,820,122	1,016,052	41,514	9,175,448
Bruce R. Berkowitz	77,712,652	131,478	33,558	9,175,448
Park Brady	77,707,488	135,556	34,644	9,175,448
Howard S. Frank	77,006,211	837,985	33,492	9,175,448
Jeffery C. Keil	77,690,659	152,274	34,755	9,175,448
Stanley Martin	77,538,247	305,040	34,401	9,175,448
Thomas P. Murphy, Jr.	76,911,258	931,231	35,199	9,175,448

Proposal 2

The shareholders voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain
86,748,059	237,087	67,990

Proposal 3

The shareholders voted in favor of approving, on an advisory (non-binding) basis, the Company’s executive compensation programs and policies as described in the Company’s 2013 Proxy Statement.

For	Against	Abstain	Broker Non-Vote
72,197,058	1,954,624	3,726,006	9,175,448

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

May 22, 2013	By:	Thomas J. Hoyer

Name: Thomas J. Hoyer
Title: Chief Financial Officer